                                                                    EXHIBIT 11.1

                       STATEMENT RE: EARNINGS PER SHARE

                                                                              For the Six                For the Three
                                                                             Months ended                 Months ended
                                                                          September 30, 1997           September 30, 1997
                                                                          ------------------           ------------------

Net loss                                                                    $     (186,263)               $    179,036
                                                                            --------------                ------------
Net loss per share amount                                                   $        (0.01)               $       0.01
                                                                            --------------                ------------

Calculation of weighted average shares outstanding:

Weighted average common stock outstanding                                            1,000                       1,000

Adjustments:
               Effects of common stock dividend to shareholders                  7,999,000                   7,999,000

               Issuance of stock from the initial public offering               12,500,000                  12,500,000

               Redemption of shares from related party                          (4,000,000)                 (4,000,000)

               Conversion to common shares from indebtedness
                 to related party                                                  111,276                     111,276

               Stock options granted at the initial public offering              1,328,902                   1,328,902
                                                                            --------------                 -----------

Weighted average common stock outstanding, as adjusted                          17,940,178                  17,940,178
                                                                            --------------                 ===========
